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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 5, 2004



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                            0-30900                     54-1983517
(State or other                (Commission File               (IRS Employer
jurisdiction of                     Number)                Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                         20190
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  703-547-2000



          (Former name or former address, if changed from last report)

Item 9.  Regulation FD Disclosure.

         On January 5, 2004, XO Communications, Inc. ("XO") concluded its $200 million rights offering of 40 million shares of XO's common stock, $0.01 par value ("Common Stock"), at a purchase price of $5.00 per share. An aggregate of approximately 39,700,000 shares were purchased in the offering, yielding gross proceeds to XO of approximately $198.6 million. All of the proceeds of the rights offering will be used to reduce XO's outstanding indebtedness.

         XO anticipates that it will issue the shares subscribed for in the rights offering following the determination of the final subscription and proceeds figures, as well as the fulfillment of certain regulatory requirements.

         The rights offering was mandated in XO's Chapter 11 plan of reorganization pursuant to which it emerged from bankruptcy in January 2003.

         A copy of the press release of the Company is attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

    Exhibits.  XO Communications, Inc.

    99.1      Press Release of XO Communications, Inc., dated January 6, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    XO COMMUNICATIONS, INC.

                                    By:_______________________________
                                       Name:  Wayne M. Rehberger
                                       Title: Executive Vice President and Chief
                                              Financial Officer


January 7, 2003

                                  Exhibit Index
                                  -------------


Exhibit No.     Description
-----------     -----------

   99.1         Press Release of XO Communications, Inc., dated January 6, 2004.